UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

MATTHEWS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851

(Address of principal executive offices) (Zip Code)

(412) 442-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 15, 2026, Matthews International Corporation (the “Company”) entered into an agreement (the “Agreement”) with Barington Companies Equity Partners, L.P. (“Barington Equity”), Barington Companies Investors, LLC, Barington Capital Group, L.P., Barington Companies Management, LLC, LNA Capital Corp. and James A. Mitarotonda (collectively, the “Barington Parties”), pursuant to which the Barington Parties agreed to withdraw their proposed nominees for election to the Company’s Board of Directors (the “Board”) at the Company’s 2026 annual meeting of shareholders. Under the Agreement and as more fully set forth therein, the Company agreed to make a one-time lump sum payment to reimburse Barington Equity for certain fees and expenses incurred by the Barington Parties in connection with their communication and meetings with representatives of the Board and the Company’s management, communications with the Company’s shareholders, the negotiation and execution of the Agreement, and all of their other activities and matters related to the Company. Further, the Barington Parties agreed, among other things, that, from the date of the Agreement through and including the Company’s 2028 annual meeting of shareholders (the “Term”), the Barington Parties will cause the voting securities beneficially owned by them and their respective affiliates and associates to be voted in accordance with the Board’s recommendation on all proposals, subject to certain exceptions as set forth in the Agreement. The Barington Parties also agreed to certain restrictions during the Term, including, among other things, restrictions on soliciting proxies, making shareholder proposals, and nominating directors for election to the Board.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On January 15, 2026, the Company and the Barington Parties issued a joint press release announcing the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement, dated January 15, 2026, by and among Matthews International Corporation, Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Capital Group, L.P., Barington Companies Management, LLC, LNA Capital Corp. and James A. Mitarotonda

99.1	Press Release, dated January 15, 2026, issued by Matthews International Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Daniel E. Stopar
Daniel E. Stopar
Chief Financial Officer and Treasurer

Date: January 15, 2026

Exhibit 10.1

AGREEMENT

This AGREEMENT (this “Agreement”), dated January 15, 2026, is by and among Matthews International Corporation (the “Company”), on the one hand, and Barington Companies Equity Partners, L.P. (“Barington Equity”), Barington Companies Investors, LLC, Barington Capital Group, L.P., Barington Companies Management, LLC, LNA Capital Corp., and James A. Mitarotonda (collectively, the “Barington Parties”), on the other hand. Each of the Company and the Barington Parties is a “Party” to this Agreement and, collectively, the “Parties.”

W I T N E S S E T H:

WHEREAS, Barington Equity submitted a letter to the Company regarding a Notice of Shareholder Nomination of Individuals for Election as Directors at the 2026 Annual Meeting of Shareholders of the Company dated December 4, 2025 (the “Nomination Notice”), notifying the Company of its intent to nominate candidates for election to the Company’s board of directors (the “Board”) at the 2026 annual meeting of shareholders of the Company (including any adjournment or postponement thereof, the “2026 Annual Meeting”); and

WHEREAS, the Company and the Barington Parties have determined to come to an agreement with respect to certain matters as provided in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

1.

Nomination Notice. Barington Equity hereby irrevocably withdraws the Nomination Notice, effective immediately, and each of the Barington Parties agrees (i) not to nominate any person for election to the Board at the 2026 Annual Meeting and (ii) not to take any further action with respect to the Nomination Notice or otherwise related to the 2026 Annual Meeting except as otherwise expressly permitted by this Agreement, including Section 3.

2.

Press Release. Within one (1) business day following the execution and delivery of this Agreement by the Parties, the Company shall issue on behalf of the Company and the Barington Parties a mutually agreeable joint press release (the “Mutual Press Release”) substantially in the form attached to this Agreement as Exhibit A.

3.

Voting Commitment. During the period from the date of this Agreement until the termination of this Agreement in accordance with Section 12 (the “Term”), at each meeting of shareholders of the Company (the “Shareholders”), or in any proposed action by written consent of the Shareholders, each of the Barington Parties shall (i) with respect to any such meeting, cause to be present for quorum purposes all Voting Securities (as defined below) beneficially owned, directly or indirectly, by the Barington Parties or any of their respective Affiliates or Associates which such Barington Party or Affiliate or Associate has the right or ability to vote as of the record date for determining the Shareholders entitled to vote or consent, as applicable (the “Barington Shares”), and (ii) cause the Barington Shares to be voted on the Company’s proxy card, consent card, or consent revocation card in accordance with the Board’s recommendation on all proposals; provided, however, the Barington Parties and their respective Affiliates and Associates shall be permitted to vote in their sole discretion with respect to any proposal concerning an Extraordinary Transaction (as defined below). Each Barington Party shall take all actions necessary (including by calling back loaned-out shares) to ensure that such Barington Party or its Affiliates or Associates has voting power for each Voting Security beneficially owned by it and them (without regard to the exception provided in Section 8(b)) on the record date for each meeting of Shareholders or proposed action by written consent so long as the Company has provided the Barington Parties with at least 10 days’ prior written notice of the record date.

4.

Standstill. During the Term, each of the Barington Parties shall not, and shall cause its Affiliates and Associates and any Person acting on behalf of or in concert with such Barington Party or any of its Affiliates or Associates with respect to the Company or any of its Affiliates or Associates (each, a “Barington Representative”), not to, directly or indirectly:

a.

acquire, offer or propose to acquire, solicit an offer to acquire, or agree to acquire, by purchase or otherwise, alone or in concert with any Third Party (as defined below), ownership of or interest in (i) any Voting Securities or other equity securities of the Company or its Affiliates, (ii) any other direct or indirect interest in any securities of the Company or its Affiliates (other than through a broad-based market basket or index fund) or any direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any securities of the Company or its Affiliates, or (iii) any contracts or rights in any way related to the acquisition or price of securities or interests of the Company or its Affiliates (whether beneficially, constructively or synthetically through any derivative or trading position or otherwise, other than through a broad-based market basket or index fund), in each case, if such acquisition, offer or agreement would result in the Barington Parties (together with their Affiliates) having beneficial ownership of, or aggregate economic exposure to, more than 4.99% of any class or series of Voting Securities or other equity securities of the Company or its Affiliates outstanding at such time (the “Ownership Limit”);

b.

acquire, offer or propose to acquire, solicit an offer to acquire, or agree to acquire, by purchase or otherwise, alone or in concert with any Third Party, any obligations for borrowed money, obligations evidenced by notes, bonds, debentures and other debt securities, direct or contingent obligations evidenced by letters of credit, bankers’ acceptances, surety bonds or similar instruments, or other indebtedness of the Company or its Affiliates;

c.

other than in open sale market transactions where the identity of the acquiror is not known or in underwritten widely dispersed public offerings, sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer, either voluntarily or involuntarily (by the operation of law or otherwise), or enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of law or otherwise) (“Transfer”) to a Designated Person (as defined below) (i) any Voting Securities or other equity securities of the Company or its Affiliates, (ii) any other direct or indirect interest in any securities of the Company or its Affiliates or any direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any securities of the Company or its Affiliates, or (iii) any contracts or rights in any way related to the acquisition or price of securities or interests of the Company or its Affiliates;

d.

engage in any “solicitation” (as defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but without regard to the exclusion set forth in Rule 14a-1(l)(2) or Rule 14a-2) of proxies or consents or become a “participant” (as defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in a “solicitation” of proxies, consents or consent revocations (including any solicitation of consents that seeks to call a special meeting of Shareholders), in each case, with respect to the securities of the Company;

e.

advise or influence, or knowingly encourage, any other Person, or assist any other Person in encouraging, advising or influencing any other Person, (i) with respect to the voting or the giving or withholding of any proxy, consent or other authority to vote involving the Company or the taking of any other action with respect to a Barington Representative’s Voting Securities, (ii) in conducting any type of referendum, binding or non-binding, involving the Company or (iii) with respect to any other proposal relating to the Company, in each case of the foregoing other than such encouragement, advice or influence that is consistent with the Company management’s recommendation in connection with such matter;

f.

form, join or participate in any way in any “group” (as defined pursuant to Section 13(d) of the Exchange Act) with respect to the securities of the Company, except that this clause shall not limit the ability of an Affiliate, Associate or investment advisory client of the Barington Parties to join a “group” that is solely with the other Barington Parties following the execution of this Agreement so long as any such Affiliate, Associate or investment advisory client agrees to be bound by the terms and conditions of this Agreement as a Barington Party, including this Section 4, and so long as such “group” does not exceed the Ownership Limit;

g.

initiate, encourage, seek to effect or in any way assist with or facilitate any offer or proposal (with or without conditions), or negotiations, agreements or understandings whether or not legally enforceable, with respect to a merger, acquisition, tender offer, exchange offer, business combination, share exchange, recapitalization, restructuring, liquidation, dissolution, disposition, asset sale or other similar transaction involving the Company or any of its Affiliates or any material portion of its or their businesses;

h.

deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, other than any such voting trust, arrangement or agreement solely among the Barington Parties or otherwise in accordance with this Agreement;

i.

grant any proxy, consent or consent revocation with respect to any Voting Securities (other than (i) to a designated representative of the Company pursuant to a proxy statement of the Company (ii) on a matter for which the Barington Parties retain voting discretion in accordance with Section 3) or take any action requiring a Barington Representative to report beneficial ownership of Voting Securities on Schedule 13D under the Exchange Act;

j.

initiate, encourage or participate in any (A) nomination, recommendation for nomination, or notice of intent to nominate any person for the election or removal of directors with respect to the Company, (B) other action with respect to the election or removal of any directors of the Company, (C) effort, alone or in concert with others, to obtain representation on the Board, (D) “withhold” or similar campaign with respect to any proposal for consideration at, or other business brought before, any meeting of Shareholders or proposed action by written consent, (E) call or attempt to call, or request the call of, any special meeting of Shareholders, (F) consent solicitation or consent revocation solicitation with respect to the Company, or (G) any referendum of Shareholders, in each case other than pursuant to Section 3;

k.	make or be the proponent of any shareholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) for consideration by the Shareholders;

l.	make any request for shareholder list material or other books and records of the Company;

m.

propose or seek, alone or in concert with others, to amend any provision of the Company’s Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) or Amended and Restated By-Laws, as may be amended and restated from time to time (the “By-Laws”);

n.

unless required by law, rule or regulation, make or issue or cause to be made or issued any public disclosure, announcement or statement concerning the Company or aimed at influencing the management or direction of the Company or its Affiliates;

o.

engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, share appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security that includes, relates to, or derives any significant part of its value from a decline in the market price or value of the securities of the Company or its Affiliates;

p.

institute, solicit or join as a party any litigation, arbitration or other proceeding against or involving the Company or any of its Affiliates or any of its or their respective current or former directors or officers (including derivative actions); provided, however, that the foregoing shall not prevent any Barington Representative from (A) initiating any proceeding against the Company to enforce any provision of this Agreement instituted in accordance with and subject to Section 15, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against a Barington Representative, (C) exercising statutory appraisal rights or similar rights with respect to any Extraordinary Transaction in their respective capacities as Shareholders, or (D) receiving damages or settlement proceeds like any other shareholder in connection with any class action proceeding brought by a named plaintiff other than a Barington Representative;

q.

enter into any negotiations, agreements, or understandings with, or assist, solicit, influence, or seek to cause, or knowingly encourage, any Third Party to take any action that any Barington Representative is prohibited from taking pursuant to this Section 4;

r.

make any request or submit any proposal to amend or waive the terms of this Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal; or

s.	take any action challenging the validity or enforceability of this Section 4 or this Agreement unless the Company is challenging the validity or enforceability of this Agreement.

provided, that the restrictions in this Section 4 shall not prevent the Barington Parties or the Barington Representatives from (i) privately communicating with the Board or senior executive officers of the Company regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure by any Person, (ii) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over any Barington Party or Barington Representative, provided, that a breach by such Barington Party or Barington Representative of this Agreement is not the cause of the applicable requirement, (iii) tendering shares, receiving payment for shares or otherwise participating in any transaction on the same basis as the other shareholders of the Company or from participating in any such transaction that has been approved by the Board.

5.	Non-Disparagement. During the Term:

a.

The Barington Parties agree that, except as required by applicable law, rule or regulation, it shall not, and shall cause its Affiliates and its and their respective principals, members, general partners, directors, officers, employees and consultants, agents and representatives acting on such Barington Party’s or such Affiliate’s behalf (the “Barington Restricted Persons”) not to, make, or cause to be made, any public statement, announcement or other communication, including through social media or in any document or report filed with or furnished to the Securities and Exchange Commission (the “SEC”) or through the press, media, analysts or other Persons, that constitutes an ad hominem attack on, or otherwise disparages, calls into disrepute, defames, criticizes or slanders in any manner (any such statement, a “Disparaging Statement”) any current or former Company Restricted Persons (as defined below, provided that the Company’s and its subsidiaries’ Affiliates and the Company’s employees are Company Restricted Persons for purposes of this Section 5(a)); and

b.

the Company agrees that, except as required by applicable law, rule or regulation, it shall not, and shall cause its subsidiaries and its and their respective directors, officers, employees (but only to the extent acting at the direction of the Company’s or such subsidiary’s director or officer), and consultants, agents and representatives acting on the Company’s or such subsidiary’s behalf (the “Company Restricted Persons”) not to, make, or cause to be made, any Disparaging Statement with respect to any Barington Restricted Person;

provided, that the foregoing shall not prevent (i) the making of any factual statement in the event that any Barington Restricted Person or any Company Restricted Person is required to make such statement by applicable subpoena, legal process, other legal or regulatory requirement or the rules of any securities exchange to which it is subject or (ii) reporting what any Barington Restricted Person or Company Restricted Person reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder.

6.

Public Statements. The Company shall provide the proposed form of its Current Report on Form 8-K announcing this Agreement to the Barington Parties and its counsel in advance of filing such materials with the SEC to permit the Barington Parties a reasonable opportunity to review and comment on such materials, and shall consider in good faith any comments received from the Barington Parties and its counsel as may relate to either the Barington Parties or this Agreement subject to applicable law, rule or regulation. Except as otherwise required by applicable law, rule or regulation, the Parties agree not to (i) issue a press release in connection with this Agreement or the actions contemplated hereby (other than the Mutual Press Release) or (ii) make any other public statement, disclosure or announcement with respect to this Agreement or the actions contemplated hereby or the other Party without such other Party’s prior written consent (other than (x) the Form 8-K and (y) such statements, disclosures or announcements that use the same or substantially similar language, or a summary thereof, as the Form 8-K, including, if applicable, the Company’s proxy statement for the 2026 Annual Meeting, that discloses, discusses, refers to or is being filed in response to or as a result of this Agreement, unless otherwise reviewed and agreed in writing by the Barington Parties).

7.

Barington Expenses. Within five business days of receiving documentation therefor, the Company shall reimburse Barington Equity (or another Person designated thereby), by certified check or wire transfer of immediately available funds, a one-time lump sum payment of $750,000 to reimburse Barington Equity for the reasonable, documented, out-of-pocket fees and expenses incurred by the Barington Parties in connection with their communication and meetings with representatives of the Board and the Company’s management, communications with the Shareholders, the negotiation and execution of this Agreement, and all of their other activities and matters related to the Company.

8.	Certain Defined Terms.

a.

“Affiliate” or “Associate” shall have the meanings set forth in Rule 12b-2 promulgated under the Exchange Act, and Affiliates and Associates of a specified Person shall include Persons who become Affiliates and Associates of such Person subsequent to the date of this Agreement; provided that none of the Company or its subsidiaries, on the one hand, and the Barington Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be Affiliates with respect to the other for purposes of this Agreement; provided, further, that, with respect to the Barington Parties, the term “Associate” shall refer only to Associates controlled by or acting on behalf of a Barington Party.

b.

“beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated under the Exchange Act, except that a Person shall also be deemed to be the beneficial owner of all shares of any class or series of the Company’s capital stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares of any class or series of the Company’s capital stock which such Person or any of such Person’s Affiliates has or shares the right to vote or dispose;

c.

“Designated Person” means (i) any transferee (whether a Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of Persons) that any Barington Representative knows, after reasonable inquiry, that, after giving effect to the proposed Transfer, would beneficially own 5.00% or more of any class or series of the then-outstanding Voting Securities or (ii) any Person that any Barington Representative knows, after reasonable inquiry, that has, directly or indirectly, whether individually or as a member of a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), within the immediately preceding five years, (A) publicly called or sought to call a meeting of shareholders or other equityholders of any public company, (B) publicly initiated any proposal for action by shareholders or other equityholders of any public company, which such action was (at any point after the announcement thereof) publicly opposed by the board of directors (or similar governing body) of such public company, (C) publicly sought (1) election to, or to place a director or representative on, the board of directors (or similar governing body) of any public company (including by nominating any Person for such election) or (2) the removal of a director or other representative from such board of directors (or similar governing body) of any public company, in each case, which election or removal was not recommended or approved publicly (at the time such election or removal was first sought) by the board of directors (or similar governing body) of such public company or (D) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

d.

Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other corporate transaction with a Third Party that, in each case, results in a change in control of the Company or the sale of all or substantially all of its assets.

e.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

f.	“Third Party” means any Person that is not a Party or an Affiliate thereof, a director or officer of the Company, or legal counsel to any Party to this Agreement.

g.

“Voting Securities” shall mean the shares of Class A common stock of the Company, par value $1.00 per share, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities.

9.

Representations of the Company. The Company represents and warrants to the Barington Parties that (i) the Company has the corporate power and authority to execute and deliver this Agreement and to bind it hereto, (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and, assuming the valid execution and delivery hereof by each of the other Parties, is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (iii) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (A) any law, rule, regulation, order, judgment or decree applicable to the Company or (B) result in any breach or violation of or constitute a default (or an event which with or without notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

10.

Representations of the Barington Parties. Each of the Barington Parties represents and warrants to the Company that (i) such Person has the power and authority to execute and deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by such Person, constitutes a valid and binding obligation and agreement of such Person and, assuming the valid execution and delivery hereof by each of the other Parties, is enforceable against such Person in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (iii) the execution, delivery and performance of this Agreement by such Person does not and will not violate or conflict with (A) any law, rule, regulation, order, judgment or decree applicable to such Person, or (B) result in any breach or violation of or constitute a default (or an event which with or without notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document (with respect to any non-natural Person), agreement, contract, commitment, understanding or arrangement to which such Person is a party or by which it is bound; (iv) no Barington Party or any of its Affiliates is a member of a “group” (within the meaning of Section 13(d) under the Exchange Act) with respect to the Company and its securities with any Person other than the other Barington Parties; and (v) except as set forth on Schedule I to this Agreement, the Barington Parties do not beneficially own or have any economic exposure via any derivative or synthetic instrument or security to Voting Securities.

11.

Barington Representatives. Each of the Barington Parties agrees to cause its Barington Representatives to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Barington Representative. A breach of this Agreement by a Barington Representative, if such Barington Representative is not a party hereto, shall be deemed to occur if such Barington Representative engages in conduct that would constitute a breach of this Agreement if such Barington Representative were a party hereto to the same extent as any of the Barington Parties.

12.

Termination. This Agreement shall terminate following the conclusion of the 2028 Annual Meeting of Shareholders. Upon such termination, this Agreement shall have no further force and effect. Notwithstanding the foregoing, Sections 8 through 20 shall survive termination of this Agreement. No termination of this Agreement shall relieve any Party of liability for any breach of this Agreement arising prior to such termination.

13.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties (including by means of electronic delivery or facsimile).

14.

Specific Performance. Each Party acknowledges and agrees that irreparable injury to the other Parties would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are not an adequate remedy for such a breach. It is accordingly agreed that each Party shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof. Each Party agrees to waive any bonding requirement under any applicable law in the case any other Party seeks to enforce the terms by way of equitable relief.

15.

APPLICABLE LAW AND JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES. EACH OF THE PARTIES IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING BASED ON OR ARISING OUT OF THIS AGREEMENT SHALL DULY BE BROUGHT EXCLUSIVELY IN THE STATE COURTS LOCATED IN PITTSBURGH, PENNSYLVANIA (OR, IF SUCH COURT DECLINES TO ACCEPT JURISDICTION, ANY STATE COURT SITTING IN ALLEGHENY COUNTY, PENNSYLVANIA OR IF SUCH COURT DECLINES TO ACCEPT JURISDICTION, THE U.S. DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA), AND THE APPELLATE COURTS THEREFROM. EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY WAIVES ANY ARGUMENT THAT SUCH COURTS ARE AN INCONVENIENT OR IMPROPER FORUM. EACH PARTY CONSENTS TO SERVICE OF PROCESS BY A REPUTABLE OVERNIGHT DELIVERY SERVICE, SIGNATURE REQUESTED, TO THE ADDRESS OF SUCH PARTY SET FORTH IN SECTION 16.

16.

Notice. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, (i) if given by email transmission, when actually received at the email address below, or (ii) if given by any other means, when actually received during normal business hours at the address specified in this Section 16, which address may be updated from time to time by the applicable Party:

If to the Company:

Matthews International Corporation

Two NorthShore Center Pittsburgh,

Pennsylvania 15212-5851

Attention:  Brian D. Walters

Email:   bwalters@matw.com

With a copy to (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attention:  Kai H.E. Liekefett

    David Grubman

Email:    kliekefett@sidley.com

   david.grubman@sidley.com

If to the Barington Parties:

Barington Companies Management, LLC

888 Seventh Avenue, 6th Floor

New York, New York 10019

Attention:  James A. Mitarotonda

Email:      jmitarotonda@barington.com

With a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP,

1325 Avenue of the Americas

New York, New York 10019

Attention:  Andrew Freedman

    Ian Engoron

Email:       afreedman@olshanlaw.com

    iengoron@olshanlaw.com

17.

Entire Agreement; Amendment. This Agreement, including exhibits attached to this Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the Company and the Barington Parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

18.

Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

19.

No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the Parties and is not binding upon or enforceable by any other Persons. No Party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void; provided that the Company may assign its rights and obligations hereunder to an acquirer of the Company or of all or substantially all of the Company’s assets. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any Person other than the Parties. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each Party.

20.

Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” means “and/or”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date set forth on the cover page of this Agreement.

MATTHEWS INTERNATIONAL CORPORATION

By:	/s/ Joseph C. Bartolacci
Name: Joseph C. Bartolacci
Title: President and Chief Executive Officer

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

By: Barington Companies Investors, LLC, its general partner

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Managing Member

BARINGTON CAPITAL GROUP, L.P.

By: LNA Capital Corp., its general partner

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Director

BARINGTON COMPANIES MANAGEMENT, LLC

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Chairman/CEO

LNA CAPITAL CORP.

By:	/s/ James A. Mitarotonda
Name: James A. Mitarotonda
Title: Director

JAMES A. MITAROTONDA

/s/ James A. Mitarotonda

EXHIBIT A

MUTUAL PRESS RELEASE

[See attached.]

Matthews International Announces Agreement with Barington Capital

Barington to withdraw its nominees to Matthews’ Board

Agreement follows engagement on topics including ongoing strategic review and corporate governance enhancements

PITTSBURGH, January 15, 2026 – Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews” or the “Company”) today announced that the Company has reached an agreement with Barington Capital and certain of its affiliates (“Barington”) pursuant to which Barington will withdraw its previously submitted director nominations.

“We are pleased to have reached a constructive resolution with Barington that is in the best interests of all shareholders,” said Alvaro Garcia-Tunon, Chairman of the Board of Matthews. “With this outcome, our Board looks forward to advancing the Company’s strategy and meeting our commitments to all stakeholders.”

Joseph C. Bartolacci, President and Chief Executive Officer of Matthews, stated: “Matthews has taken decisive steps over the past 12 months to simplify our business mix, strengthen our balance sheet, and enhance our board composition and corporate governance. Our extensive multi-year engagement with Barington has yielded valuable insights that have helped us refine these ongoing strategic initiatives. Looking ahead, we remain focused on continuing to advance our strategic review and positioning Matthews for long-term shareholder value creation.”

James A. Mitarotonda, Chairman, President and CEO of Barington, said, “We appreciate the dialogue that we have had with the Matthews Board and are pleased to have reached an agreement. We believe that Matthews’ continuing strategic review, value creation plan and corporate governance changes are critical in achieving greater near- and long-term value for all shareholders.”

Pursuant to the agreement with Matthews, Barington will abide by standstill provisions and certain other restrictions. The full agreement will be disclosed in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

J.P. Morgan Securities LLC is serving as financial advisor and Sidley Austin LLP is serving as legal counsel for Matthews. Olshan Frome Wolosky LLP is serving as legal counsel to Barington.

About Matthews International Corporation

Matthews International Corporation operates through two core global businesses – Industrial Technologies and Memorialization. Both are focused on driving operational efficiency and long-term growth through continuous innovation and strategic expansion. The Industrial Technologies segment evolved from our original marking business, which today is a leading global innovator committed to empowering visionaries to transform industries through the application of precision technologies and intelligent processes. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. In addition, the Company also has a significant investment in Propelis, a brand solutions business formed through the merger of SGK and SGS & Co. Propelis delivers integrated solutions including brand creative, packaging, print solutions, branded environments, and content production. Matthews International has over 5,400 employees in 19 countries on 4 continents that are committed to delivering the highest quality products and services.

About Barington Capital Group, L.P.

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm that was established by James A. Mitarotonda in January 2000. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value as a result of a change in corporate strategy or improvements in operations, capital allocation or corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value. Barington has significant experience investing in companies across many industries.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions, cybersecurity concerns, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and conflicts and related sanctions or trade restrictions involving Venezuela, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Additional Information

In connection with the Company’s 2026 annual meeting of shareholders, the Company will file with the U.S. Securities and Exchange Commission (“SEC”) and mail to the shareholders of record entitled to vote at the 2026 annual meeting of shareholders a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the definitive proxy statement, the accompanying WHITE proxy card and other relevant documents, when they become available, free of charge at the SEC’s website, www.sec.gov, or from the Company at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of the Company’s definitive proxy statement, the accompanying proxy card and other relevant documents, when they become available, free of charge by contacting the Company’s Investor Relations Department at Matthews International Corporation, Two North Shore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Participants in the Solicitation

The participants in the solicitation of proxies in connection with the 2026 annual meeting of shareholders are currently anticipated to be the Company, Alvaro Garcia-Tunon, Joseph C. Bartolacci, Katherine E. Dietze, Terry L. Dunlap, Lillian D. Etzkorn, Morgan K. O’Brien, Thomas Gebhardt, J. Michael Nauman, Aleta W. Richards, David A. Schawk, Francis S. Wlodarczyk and Brian D. Walters. Certain information about the compensation of the Company’s named executive officers and non-employee directors and their holdings’ of the Company’s Common Stock is set forth in the sections entitled “Compensation of Directors,” “Executive Compensation and Retirement Benefits,” “Stock Ownership of Certain Beneficial Owners and Management” and “Appendix A – Supplemental Information Regarding Participants in the Solicitation” respectively, in the Company’s definitive proxy statement, dated January 7, 2025, for its 2025 annual meeting of shareholders as filed with the SEC on Schedule 14A, available here, and the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, filed on November 21, 2025, available here. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on December 17, 2024, February 26, 2025, March 11, 2025, March 14, 2025, May 28, 2025, and August 27, 2025 for Mr. Garcia-Tunon (available here, here, here, here, here and here); November 20, 2024 and November 25, 2024 for Mr. Bartolacci (available here and here); March 11, 2025 and March 14, 2025 for Ms. Dietze (available here and here); March 11, 2025 and March 14, 2025 for Mr. Dunlap (available here and here); March 11, 2025 and March 14, 2025 for Ms. Etzkorn (available here and here); March 11, 2025 and March 14, 2025 for Ms. O’Brien (available here and here); March 14, 2025 for Mr. Gebhardt (available here); February 26, 2025, March 14, 2025 and May 9, 2025 for Mr. Nauman (available here, here and here); March 11, 2025 and March 14, 2025 for Ms. Richards

(available here and here); March 11, 2025, March 14, 2025 and May 16, 2025 for Mr. Schawk (available here, here and here); and March 14, 2025 for Mr. Wlodarczyk (available here). Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 annual meeting of shareholders, when they become available. These documents will be available free of charge as described above.

Contacts:

Daniel E. Stopar

Matthews International Corporation

Chief Financial Officer and Treasurer

Nick Capuano / Kelly Whitten

Kekst CNC

matw@kekstcnc.com

Schedule I

Beneficial Ownership and/or Economic Exposure of the Barington Parties

Barington Group	Beneficial Ownership and/or Economic Exposure (Number of Voting Securities)
Barington Companies Equity Partners, L.P.	Beneficial Ownership: 1,000,000 Economic Exposure: 0
Barington Companies Investors, LLC,	Beneficial Ownership: 1,000,000 Economic Exposure: 0
Barington Capital Group, L.P.	Beneficial Ownership: 1,000,000 Economic Exposure: 0
Barington Companies Management, LLC	Beneficial Ownership: 0 Economic Exposure: 0
LNA Capital Corp.	Beneficial Ownership: 1,000,000 Economic Exposure: 0
James A. Mitarotonda	Beneficial Ownership: 1,000,000 Economic Exposure: 0

Exhibit 99.1

Matthews International Announces Agreement with Barington Capital

Barington to withdraw its nominees to Matthews’ Board

Agreement follows engagement on topics including ongoing strategic review and corporate governance enhancements

PITTSBURGH, January 15, 2026 – Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews” or the “Company”) today announced that the Company has reached an agreement with Barington Capital and certain of its affiliates (“Barington”) pursuant to which Barington will withdraw its previously submitted director nominations.

“We are pleased to have reached a constructive resolution with Barington that is in the best interests of all shareholders,” said Alvaro Garcia-Tunon, Chairman of the Board of Matthews. “With this outcome, our Board looks forward to advancing the Company’s strategy and meeting our commitments to all stakeholders.”

Joseph C. Bartolacci, President and Chief Executive Officer of Matthews, stated: “Matthews has taken decisive steps over the past 12 months to simplify our business mix, strengthen our balance sheet, and enhance our board composition and corporate governance. Our extensive multi-year engagement with Barington has yielded valuable insights that have helped us refine these ongoing strategic initiatives. Looking ahead, we remain focused on continuing to advance our strategic review and positioning Matthews for long-term shareholder value creation.”

James A. Mitarotonda, Chairman, President and CEO of Barington, said, “We appreciate the dialogue that we have had with the Matthews Board and are pleased to have reached an agreement. We believe that Matthews’ continuing strategic review, value creation plan and corporate governance changes are critical in achieving greater near- and long-term value for all shareholders.”

Pursuant to the agreement with Matthews, Barington will abide by standstill provisions and certain other restrictions. The full agreement will be disclosed in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

J.P. Morgan Securities LLC is serving as financial advisor and Sidley Austin LLP is serving as legal counsel for Matthews. Olshan Frome Wolosky LLP is serving as legal counsel to Barington.

About Matthews International Corporation

Matthews International Corporation operates through two core global businesses – Industrial Technologies and Memorialization. Both are focused on driving operational efficiency and long-term growth through continuous innovation and strategic expansion. The Industrial Technologies segment evolved from our original marking business, which today is a leading global innovator committed to empowering visionaries to transform industries through the application of precision technologies and intelligent processes. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. In addition, the Company also has a significant investment in Propelis, a brand solutions business formed through the merger of SGK and SGS & Co. Propelis delivers integrated solutions including brand creative, packaging, print solutions, branded environments, and content production. Matthews International has over 5,400 employees in 19 countries on 4 continents that are committed to delivering the highest quality products and services.

About Barington Capital Group, L.P.

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm that was established by James A. Mitarotonda in January 2000. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value as a result of a change in corporate strategy or improvements in operations, capital allocation or corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value. Barington has significant experience investing in companies across many industries.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company’s results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company’s products, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company’s acquisitions, cybersecurity concerns, effectiveness of the Company’s internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company’s control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and conflicts and related sanctions or trade restrictions involving Venezuela, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Additional Information

In connection with the Company’s 2026 annual meeting of shareholders, the Company will file with the U.S. Securities and Exchange Commission (“SEC”) and mail to the shareholders of record entitled to vote at the 2026 annual meeting of shareholders a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the definitive proxy statement, the accompanying WHITE proxy card and other relevant documents, when they become available, free of charge at the SEC’s website, www.sec.gov, or from the Company at its website: http://www.matw.com/investors/sec-filings. You may also obtain copies of the Company’s definitive proxy statement, the accompanying proxy card and other relevant documents, when they become available, free of charge by contacting the Company’s Investor Relations Department at Matthews International Corporation, Two North Shore Center, Pittsburgh, Pennsylvania 15212-5851, Attention: Investor Relations, telephone (412) 442-8200.

Participants in the Solicitation

The participants in the solicitation of proxies in connection with the 2026 annual meeting of shareholders are currently anticipated to be the Company, Alvaro Garcia-Tunon, Joseph C. Bartolacci, Katherine E. Dietze, Terry L. Dunlap, Lillian D. Etzkorn, Morgan K. O’Brien, Thomas Gebhardt, J. Michael Nauman, Aleta W. Richards, David A. Schawk, Francis S. Wlodarczyk and Brian D. Walters. Certain information about the compensation of the Company’s named executive officers and non-employee directors and their holdings’ of the Company’s Common Stock is set forth in the sections entitled “Compensation of Directors,” “Executive Compensation and Retirement Benefits,” “Stock Ownership of Certain Beneficial Owners and Management” and “Appendix A – Supplemental Information Regarding Participants in the Solicitation” respectively, in the Company’s definitive proxy statement, dated January 7, 2025, for its 2025 annual meeting of shareholders as filed with the SEC on Schedule 14A, available here, and the Company’s Annual Report on Form 10-K for the year ended September 30, 2025, filed on November 21, 2025, available here. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on December 17, 2024, February 26, 2025, March 11, 2025, March 14, 2025, May 28, 2025, and August 27, 2025 for Mr. Garcia-Tunon (available here, here, here, here, here and here); November 20, 2024 and November 25, 2024 for Mr. Bartolacci (available here and here); March 11, 2025 and March 14, 2025 for Ms. Dietze (available here and here); March 11, 2025 and March 14, 2025 for Mr. Dunlap (available here and here); March 11, 2025 and March 14, 2025 for Ms. Etzkorn (available here and here); March 11, 2025 and March 14, 2025 for Ms. O’Brien (available here and here); March 14, 2025 for Mr. Gebhardt (available here); February 26, 2025, March 14, 2025 and May 9, 2025 for Mr. Nauman (available here, here and here); March 11, 2025 and March 14, 2025 for Ms. Richards (available here and here); March 11, 2025, March 14, 2025 and May 16, 2025 for Mr. Schawk (available here, here and here); and March 14, 2025 for Mr. Wlodarczyk (available here). Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 annual meeting of shareholders, when they become available. These documents will be available free of charge as described above.

Contacts:

Daniel E. Stopar

Matthews International Corporation

Chief Financial Officer and Treasurer

Nick Capuano / Kelly Whitten

Kekst CNC

matw@kekstcnc.com